EXHIBIT 99.1
Ranger Energy Services, Inc. Announces Q3 2020 Results
HOUSTON, TX--(October 22, 2020) - Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) announced today its results for its fiscal quarter ended September 30, 2020.
–Net loss and Adjusted EBITDA1 improved 36% vs Q2

–Net debt reduction of $4 million along with an increase in liquidity

–Momentum grew across Q3 with monthly sequential revenue and EBITDA increases

Consolidated Financial Highlights
Revenues increased $3.9 million, or 13%, to $34.6 million in Q3, from $30.7 million in Q2. Revenue increases took place in the High Specification Rigs and Completion and Other Services segments.
Net loss decreased $3.2 million, from a net loss of $8.9 million in Q2, to a net loss of $5.7 million in Q3. The decrease in the net loss was largely driven by increased revenues and a reduction in depreciation and general and administrative expenses, partially offset by an increase in cost of services.
Adjusted EBITDA1 increased $1.2 million from $3.2 million in Q2 to $4.4 million in Q3.
CEO Comments
“This has proven to be a successful quarter for Ranger. Q3 appears to have marked the bottom of this most recent downturn with US land drilling rig and frac spread counts down 15% and 10%, respectively, as compared to Q2. However, we performed counter to these data points delivering sequential increases in revenue, EBITDA and margin.

I am very proud of the job that our team continues to deliver. Their efforts in providing excellent services to our outstanding customer base, while demonstrating disciplined cost control, again led to top performing results in a very challenging market.

While the current market conditions continue to challenge the sustainability of many OFS companies, Ranger's performance shows that we are clearly on a different path; every month of Q3 yielded improving consolidated results, our balance sheet remains strong with a modest $20 million of term debt, and our liquidity position is up approximately 40% from the late Q2 low point. This desirable set of metrics allows us to focus on our customers, our performance and our strategic options further fueling Ranger's growth and success.

It is definitely too early to point to a broad market recovery, however within our segments and select basins we are experiencing significant positive trends. These improvements include month over month
1 “Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can also be found on the Company's website at: www.rangerenergy.com.

increases in High Specification Rig hours and rates, an increase in active wireline units, and additional contract opportunities from customers scheduled to add frac crews in late Q4 or early 2021. Also, our Processing Solutions group has been growing a significant backlog of bid opportunities. While we still have a long road ahead of us, we are optimistic about the future and have now moved into the fourth quarter with great momentum.

In regards to our strategic initiatives, our efficient operating model continues to prove successful as demonstrated through our consistent margin performance across 2020. Our focus on top-tier clients is yielding a growing high-quality revenue stream with additional contract opportunities ahead of us. Finally, while the acquisition and merger environment remains opportunity rich, we continue to maintain a disciplined approach; focusing on delivering clear value to our shareholders while minimizing any risk to our strong balance sheet.”

Business Segment Financial Results
High Specification Rigs
High Specification Rigs segment revenue increased by $3.1 million to $14.5 million in Q3 from $11.4 million in Q2 2020. The increase in revenues was driven by a 23% increase in rig hours to 30,200 hours in Q3 from 24,600 hours in Q2. The hourly average rig rate increased $17, or 4%, to $480 in Q3 from $463 in Q2 on customer mix shift.
Operating loss decreased by $1.5 million to a loss of $2.4 million in Q3 from a loss of $3.9 million in Q2. Adjusted EBITDA increased 41%, or $0.7 million, to $2.4 million in Q3 from $1.7 million in Q2. The decrease in operating loss and increase in Adjusted EBITDA was primarily attributable to an increase in revenues, partially offset by increased cost of services. The operating loss was further impacted by a reduction of depreciation expense.
Completion and Other Services
Completion and Other Services segment revenue increased by $1.2 million to $18.9 million in Q3 from $17.7 million in Q2 2020. The increase in revenue for the quarter is attributable to the wireline business.
Operating income increased $0.4 million to $2.2 million in Q3 from $1.8 million in Q2. Adjusted EBITDA increased 9%, or $0.4 million, to $5.0 million in Q3 from $4.6 million in Q2. The increase in operating income and Adjusted EBITDA was driven by increased revenues, partially offset by increased cost of services related to wireline services.
Processing Solutions
Processing Solutions revenue decreased $0.4 million to $1.2 million in Q3 from $1.6 million in Q2 2020. The decrease was driven primarily by a reduction in service revenue along with reduced MRU utilization, within the segment.
Operating income increased $0.3 million to income of $0.2 million in Q3 from a loss of $0.1 million in Q2. Adjusted EBITDA decreased 25%, or $0.3 million, to $0.9 million in Q3 from $1.2 million in Q2. The increase in operating income was driven by reductions in depreciation expense.

Liquidity
We ended the quarter with $13.8 million of liquidity, consisting of $10.4 million of capacity available on our revolving credit facility and $3.4 million of cash. The Q3 cash ending balance of $3.4 million compares to $6.0 million at the end of Q2 2020. Currently, our liquidity approximated $14.0 million.
Debt
We ended Q3 with aggregate net debt of $24.4 million, a reduction of $3.6 million as compared to $28.0 million at the end of Q2.
We had an outstanding draw on our revolving credit facility of $3.0 million at the end of Q3 compared to $5.0 million at the end of Q2. During the quarter, we made aggregate payments of $5.3 million on the principal credit facility balance, partially offset by borrowings of $3.3 million.
We had an outstanding balance on our Encina Financing Agreement of $22.7 million at the end of Q2 and we made aggregate payments of $2.5 million during Q3, leaving a principal balance of $20.2 million at the end of Q3.
Capital Expenditures
Total capital expenditures recorded during the quarter were $0.6 million. High Specification Rigs segment incurred $0.2 million in capital expenditures related to miscellaneous equipment, while Completion and Other Services and Processing Solutions segments both incurred $0.1 million each. Maintenance capital expense across all segments was $0.2 million for the quarter.
Conference Call
The Company will host a conference call to discuss its Q3 2020 results on October 23, 2020 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial 1-833-255-2829. To join the conference call from outside of the United States, participants may dial 1-412-902-6710. When instructed, please ask the operator to join the Ranger Energy Services, Inc. call. Participants are encouraged to login to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.rangerenergy.com.
An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing 1-877-344-7529 within the United States or 1-412-317-0088 outside of the United States. The conference call replay access code is 10147911. The replay will also be available in the Investor Resources section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.
About Ranger Energy Services, Inc.
Ranger is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations. Ranger also provides services necessary to bring and maintain a well on production. The Processing Solutions segment engages in the rental, installation, commissioning, start-up, operation and maintenance of MRUs, Natural Gas Liquid stabilizer and storage units and related equipment.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.
Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share amounts)

	Three Months Ended
	September 30, 2020	June 30, 2020
Revenues
High specification rigs	$14.5	$11.4
Completion and other services	18.9	17.7
Processing solutions	1.2	1.6
Total revenues	34.6	30.7

Operating expenses
Cost of services (exclusive of depreciation and amortization):
High specification rigs	12.3	10.1
Completion and other services	14.0	13.3
Processing solutions	0.3	0.4
Total cost of services	26.6	23.8
General and administrative	4.6	5.5
Depreciation and amortization	8.4	9.5
Total operating expenses	39.6	38.8

Operating loss	(5.0)	(8.1)

Other expenses
Interest expense, net	0.8	0.8
Total other expenses	0.8	0.8

Loss before income tax expense	(5.8)	(8.9)
Tax benefit	(0.1)	—
Net loss	(5.7)	(8.9)
Less: Net loss attributable to non-controlling interests	(2.5)	(4.0)
Net loss attributable to Ranger Energy Services, Inc.	$(3.2)	$(4.9)

Loss per common share
Basic	(0.38)	(0.58)
Diluted	(0.38)	(0.58)
Weighted average common shares outstanding
Basic	8,506,781	8,474,077
Diluted	8,506,781	8,474,077

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$3.4	$6.9
Accounts receivable, net	21.0	41.5
Contract assets	0.9	1.2
Inventory	1.7	3.8
Prepaid expenses	1.9	5.3
Total current assets	28.9	58.7

Property and equipment, net	197.9	218.9
Intangible assets, net	8.7	9.3
Operating leases, right-of-use assets	5.2	6.5
Other assets	0.7	0.1
Total assets	$241.4	$293.5

Liabilities and Stockholders' Equity
Accounts payable	8.2	13.8
Accrued expenses	8.5	18.4
Finance lease obligations, current portion	3.0	5.1
Long-term debt, current portion	10.0	15.8
Other current liabilities	1.0	2.0
Total current liabilities	30.7	55.1

Operating leases, right-of-use obligations	4.2	4.5
Finance lease obligations	1.7	3.6
Long-term debt, net	12.4	26.6
Other long-term liabilities	1.8	0.7
Total liabilities	$50.8	$90.5

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 per share; 50,000,000 shares authorized; no shares issued or outstanding as of September 30, 2020 and December 31, 2019	—	—
Class A Common Stock, $0.01 par value, 100,000,000 shares authorized; 9,080,589 shares issued and 8,528,762 shares outstanding as of September 30, 2020; 8,839,788 shares issued and 8,725,851 shares outstanding as of December 31, 2019	0.1	0.1
Class B Common Stock, $0.01 par value, 100,000,000 shares authorized; 6,866,154 shares issued and outstanding as of September 30, 2020 and December 31, 2019	0.1	0.1
Less: Class A Common Stock held in treasury, at cost; 551,827 treasury shares as of September 30, 2020 and 113,937 treasury shares as of December 31, 2019	(3.8)	(0.7)
Accumulated deficit	(14.7)	(8.1)
Additional paid-in capital	122.0	121.8
Total controlling stockholders' equity	103.7	113.2
Noncontrolling interest	86.9	89.8
Total stockholders' equity	190.6	203.0
Total liabilities and stockholders' equity	$241.4	$293.5

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

Nine Months Ended
September 30, 2020
Cash Flows from Operating Activities
Net loss	$(11.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	26.8
Equity based compensation	2.8
Gain on retirement of debt	(2.1)
Other costs, net	3.0
Changes in operating assets and liabilities
Accounts receivable	20.4
Contract assets	0.3
Inventory	0.9
Prepaid expenses	3.4
Other assets	(0.6)
Accounts payable	(5.6)
Accrued expenses	(9.9)
Operating lease, right-of-use obligation	(1.4)
Other long-term liabilities	1.1
Net cash provided by operating activities	27.3

Cash Flows from Investing Activities
Purchase of property and equipment	(6.4)
Proceeds from disposal of property and equipment	0.8
Net cash used in investing activities	(5.6)

Cash Flows from Financing Activities
Borrowings under Credit Facility	35.9
Principal payments on Credit Facility	(42.9)
Principal payments on Encina Master Financing Agreement	(7.5)
Principal payments on ESCO Note Payable	(3.6)
Principal payments on financing lease obligations	(3.7)
Repurchase of Class A Common Stock	(3.1)
Shares withheld on equity transactions	(0.3)
Net cash used in financing activities	(25.2)

Decrease in Cash and Cash equivalents	(3.5)
Cash and Cash Equivalents, Beginning of Period	6.9
Cash and Cash Equivalents, End of Period	$3.4

Supplemental Cash Flows Information
Interest paid	$2.3
Supplemental Disclosure of Non-cash Investing and Financing Activity
Capital expenditures	$0.1
Additions to fixed assets through financing leases	$(1.0)
Early termination of financing leases	$1.3

RANGER ENERGY SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Adjusted EBITDA is not a financial measure determined in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before net interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation, acquisition-related and severance costs, impairment of goodwill, gain or loss on sale of assets and certain other items that we do not view as indicative of our ongoing performance.
We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income or loss determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from Adjusted EBITDA. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. The following tables present reconciliations of net income (loss) to Adjusted EBITDA, our most directly comparable financial measure calculated and presented in accordance with GAAP.
The following tables are a reconciliation of net income or loss to Adjusted EBITDA for the three months ended September 30, 2020 and June 30, 2020, in millions:

	Three Months Ended September 30, 2020
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$(2.4)	$2.2	$0.2	$(5.7)	$(5.7)
Interest expense, net	—	—	—	0.8	0.8
Tax expense (benefit)	—	—	—	(0.1)	(0.1)
Depreciation and amortization	4.6	2.7	0.7	0.4	8.4
EBITDA	2.2	4.9	0.9	(4.6)	3.4
Equity based compensation	—	—	—	1.1	1.1
Severance and reorganization costs	—	—	—	(0.4)	(0.4)
Loss on disposal of property and equipment	0.2	0.1	—	—	0.3
Adjusted EBITDA	$2.4	$5.0	$0.9	$(3.9)	$4.4

	Three Months Ended June 30, 2020
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$(3.9)	$1.8	$(0.1)	$(6.7)	$(8.9)
Interest expense, net	—	—	—	0.8	0.8
Tax expense (benefit)	—	—	—	—	—
Depreciation and amortization	5.2	2.6	1.3	0.4	9.5
EBITDA	1.3	4.4	1.2	(5.5)	1.4
Equity based compensation	—	—	—	0.9	0.9
Severance and reorganization costs	0.4	0.2	—	0.4	1.0
Loss on disposal of property and equipment	—	—	—	(0.1)	(0.1)
Adjusted EBITDA	$1.7	$4.6	$1.2	$(4.3)	$3.2